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                                                                   Exhibit 23 to
                                                              Form 10-K for 2000


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-29332), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-36380), Form S-14 (File No. 2-82253), Form S-8 (File No.
333-38743), Form S-8 (File No. 33-1487), Form S-8 (File No. 33-36831), Form S-8
(File No. 333-38763), Form S-8 (File No. 333-86971), Form S-8 (File No.
33-29331), Form S-3 (File No. 333-65581), Form S-8 (File No. 333-28385), Form
S-8 (File No. 333-28381), Form S-8 (File No. 33-60209), Form S-8 (File No.
333-77011), Form S-3 (File No. 333-90711) of Broadwing Inc. of our report dated March 7, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Cincinnati, Ohio
March 7, 2001